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                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                        PREFERREDPLUS TRUST SERIES CZN-1

                                DISTRIBUTION DATE
                                  APRIL 1, 2005
                             CUSIP NUMBER 740434881


(i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Citizens Communications Company 7.05% Debentures due 2046 (the "Underlying Securities"):

                    Interest:                       $1,445,250.00
                    Principal:                               0.00
                    Premium:                                 0.00

(ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                    Paid by the Trust:                      $0.00
                    Paid by the Depositor:              $1,000.00

(iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution
         Date:

                    Interest:                       $1,444,687.50
                    Principal:                              $0.00

                    Unpaid Interest Accrued:                $0.00

(iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                    Principal Amount:                 $41,000,000
                    Interest Rate:                           7.05%
                    Rating:
                                   Moody's Investor Service            Ba3
                                   Standard & Poor's Rating Service    BB+

(v)      the aggregate Certificate Principal Balance (or Notional
         Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                    Initial Principal Balance:        $34,500,000
                    ($25 Stated Amount)
                    Reduction:                                 (0)
                                                      -----------
                    Principal Balance 04/1/05:        $34,500,000